Filed pursuant to Rule 424(b)(5)
Registration No. 333-290121

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 9, 2025)

         Shares of Common Stock

Pre-Funded Warrants to Purchase up to          Shares of Common Stock

Common Warrants to Purchase up to         Shares of Common Stock

We are offering        shares of our common stock, par value $0.0001 per share (“Common Stock”), together with warrants to purchase up to an aggregate of        shares of our Common Stock (the “Common Warrants”). The combined offering price for each share of Common Stock and accompanying Common Warrant to purchase two (2) shares of Common Stock is $          . The shares of our Common Stock and the accompanying Common Warrant will be immediately separable and severally transferrable upon issuance. Each Common Warrant will have an exercise price per share of Common Stock equal to $         , will be immediately exercisable from the date of issuance, and will expire on the seventh anniversary of the issuance date.

We are also offering pre-funded warrants to purchase        shares of our Common Stock (the “Pre-Funded Warrants”), together with Common Warrants to purchase up to an aggregate of        shares of our Common Stock. The combined offering price for each Pre-Funded Warrant and accompanying Common Warrant to purchase two (2) shares of Common Stock is $           (with all but a nominal exercise price of $0.0001 per share prepaid as of the issuance date). The Pre-Funded Warrants and the accompanying Common Warrant will be immediately separable and severally transferrable upon issuance. Each Pre-Funded Warrant will be exercisable immediately upon issuance, and will expire on the seventh anniversary of the issuance date.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon the exercise of the Common Warrants and Pre-Funded Warrants.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “ONDS”. On January 8, 2026, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $14.01 per share. There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Common Warrants or Pre-Funded Warrants on The NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited. See “Risk Factors - Risks Related to this Offering and Our Common Stock and Common Warrants - There is no public market for the warrants being offered in this offering.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share of Common Stock and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants		Total
Offering price	$		$(1)	$
Placement Agent’s Fees(2)	$	$		$
Total(3)	$	$		$

1)	Each Pre-Funded Warrant and accompanying Common Warrant is being sold together at a combined offering price of $ (with all but a nominal exercise price of $0.0001 per share prepaid as of the issuance date).

2)	Includes commissions of four percent (4.0%).

3)	The potential additional gross proceeds to us from the exercise of the Pre-Funded Warrants and Common Warrants, if fully exercised on a cash basis, will be approximately $ .

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock, Pre-Funded Warrants, and their accompanying Common Warrants at the closing of the offering is expected to be made on or about January       , 2026.

Lead Placement Agent

Oppenheimer & Co.

Co-Placement Agents

Stifel    Needham & Company    Lake Street Northland Capital Markets Ladenburg Thalmann

H.C. Wainwright & Co.    Maxim Group LLC

The date of this prospectus supplement is January     , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing an automatic “shelf” registration process, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of securities. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

Unless otherwise indicated, any reference to “Ondas”, the “Company”, or “we”, “us”, or “our” refers to Ondas Holdings Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the exhibits attached hereto and thereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus supplement and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus, under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K for the year ended December 31, 2024, any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q filed after our most recent Annual Report on Form 10-K, or any risk factors that are included in our Current Reports on Form 8-K that are filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus supplement.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. We qualify all the forward-looking statements contained in this prospectus supplement by the foregoing cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

Overview

Ondas Holdings is a leading provider of private wireless, drone, and automated data solutions through its subsidiaries Ondas Networks Inc., a Texas corporation (“Ondas Networks”), Apeiro Motion Ltd., an Israeli company (“Apeiro”), Ondas Capital Inc., a Nevada corporation (“Ondas Capital”), Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”), which wholly-owns Airobotics Ltd., an Israeli company (“Airobotics”), and American Robotics, Inc., a Delaware corporation (“American Robotics”), Sentry CS Ltd, a company organized under the laws of the State of Israel (“Sentry”), and Robo-Team Holdings Ltd, a company organized under the laws of the State of Israel (the “RoboTeam”).

Ondas Networks provides wireless connectivity solutions. OAS provides drone, ground robotics and automated data solutions through its subsidiaries Airobotics and American Robotics and Ondas Holdings’ subsidiaries Apeiro, Roboteam and Sentry. Ondas Networks and OAS together provide users in defense, homeland security, and critical infrastructure markets with improved connectivity and data collection and information processing capabilities. We operate Ondas Networks and OAS as separate business segments, and the following is a discussion of each segment.

Ondas Networks Segment

Ondas Networks provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (“MC-IoT”). Our wireless networking products are applicable to a wide range of MC-IoT applications, which are most often located at the very edge of large industrial networks. These applications require secure, real-time connectivity with the ability to process large amounts of data at the edge of large industrial networks. Such applications are required in all of the major critical infrastructure markets, including rail, electric grids, drone operations, oil and gas, and public safety, homeland security and government, where secure, reliable and fast operational decisions are required in order to improve efficiency and ensure a high degree of safety and security. Our MC-IoT intellectual property has been adopted by the Institute of Electrical and Electronics Engineers (“IEEE”), the leading worldwide standards body in data networking protocols, and forms the core of the IEEE 802.16 standard. Because standards-based communications solutions are preferred by our mission-critical customers and ecosystem partners, we continue to take a leadership position in IEEE as it relates to wireless networking for industrial markets.

We design, develop, manufacture, sell and support FullMAX, our patented, Software Defined Radio platform for secure, private, wide-area broadband networks. Our customers install FullMAX systems in order to upgrade and expand their legacy wide-area network infrastructure. By upgrading their legacy systems, customers benefit from significant increases in data throughput which enables new applications. We have targeted the North American freight rail operators for the initial adoption of our FullMAX platform. These rail operators currently operate legacy communications systems utilizing dated narrowband wireless technologies for voice and data communications. These legacy wireless networks have limited data capacity and are unable to support the adoption of new, intelligent train control and management systems. The freight rail operators through the Association of American Railroads (“AAR”), its advisory subsidiary MxV Rail, as well as the American Railway Engineering and Maintenance Association, have adopted the IEEE 802.16 standard for future private wireless networks. The IEEE 802.16t Direct Peer-to-Peer protocol has been selected by the AAR as the new standard for Next Generation head-of-train / end-of-train (“HOT-EOT”) communications or “NGHE Gen4.” This new protocol for train telemetry operations enables new safety and operational improvements to existing HOT-EOT applications.

Our software-based FullMAX platform is an important and timely upgrade solution for privately-owned and operated wireless wide-area networks, leveraging Internet Protocol-based communications to provide security, more reliability and significant data throughput for our mission-critical infrastructure customers. We believe industrial and critical infrastructure markets throughout the globe have reached an inflection point where legacy serial and analog based protocols no longer meet industry needs. In addition to offering enhanced data throughput, FullMAX is an intelligent networking platform enabling the adoption of sophisticated operating systems and equipment supporting next-generation MC-IoT applications over wide field areas. These new MC-IoT applications and related equipment require more processing power at the edge of large industrial networks and the efficient utilization of network capacity and scarce bandwidth.

Ondas Autonomous Systems Segment

Our OAS business unit develops, integrates, and deploys multi-domain autonomous solutions spanning air, ground, and communication systems for high-performance applications in defense, homeland security, and industrial markets. OAS delivers a unified technology ecosystem that combines autonomous drones, ground robotics, and secure tethered communications to enhance operational intelligence, safety, and resilience across mission-critical environments.

OAS’ portfolio includes the Optimus System™, a fully autonomous drone platform designed for persistent aerial intelligence, surveillance, and reconnaissance (ISR), and the Iron Drone Raider™, a fully autonomous interceptor drone engineered to detect, track, and neutralize small hostile drones. Complementing these aerial platforms, Apeiro’s advanced ground robots and fiber-spool communication systems extend mission reach, enabling autonomous and resilient operations across complex terrain, underground environments, and communications-denied areas, Roboteam’s rugged tactical unmanned ground vehicles (UGVs) used for explosives ordinance disposal (EOD), intelligence, surveillance, and reconnaissance (ISR), hazardous-environment missions, and commercial applications and Sentrycs’ Cyber-over-RF (CoRF) and Protocol-Manipulation counter-UAS technology.

Our multi-domain autonomy architecture serves customers across defense, homeland security, public safety, and critical industrial sectors, including smart cities, airports, seaports, oil and gas, mining, heavy construction, data centers, and semiconductor manufacturing. OAS solutions are built for persistent operations in the most demanding conditions — urban areas, sensitive facilities, and remote field deployments — providing unmatched situational awareness, security, and operational continuity.

In addition to our core platforms, OAS provides a wide suite of enabling services to ensure successful deployment and sustainment, including AI-driven data analytics, automation and IT integration, safety and regulatory certification, training, and lifecycle maintenance. These capabilities empower customers to fully harness the benefits of autonomous technology while ensuring compliance and operational safety.

OAS and its portfolio companies — American Robotics, Airobotics, Apeiro, Roboteam and Sentry — represent a powerful and synergistic combination of aerospace, robotics, and data technologies. Together, they deliver a comprehensive end-to-end platform that addresses every phase of the product lifecycle, from research and development through manufacturing, certification, and field sustainment.

OAS has achieved multiple industry-leading milestones, including the FAA Type Certification of the Optimus 1-EX UAV on September 25, 2023 — the first autonomous security data-capture UAV to receive this distinction. This certification, the highest echelon of FAA airworthiness recognition, enables broad beyond-visual-line-of-sight (BVLOS) operations over people and infrastructure and validates the system’s safety and reliability within the U.S. National Airspace System (NAS).

Recent Developments

October Offering

In October 2025, the Company closed an underwritten offering of (i) 19,560,000 shares (the “October Shares”) of Common Stock, or (ii) in lieu of Common Stock, pre-funded warrants (the “October Pre-Funded Warrants,” together with the October Shares, the “October Common Stock Equivalents”) to purchase up to 17,400,000 shares of Common Stock. The October Common Stock Equivalents were accompanied by warrants to purchase a total of 73,920,000 shares of Common Stock (the “October Offering”). The net proceeds from the October Offering were approximately $407.2 million, after deducting underwriting discounts and commissions and estimated offering expenses. Ondas intends to use the net proceeds of the October Offering for corporate development and strategic growth, including acquisitions, joint ventures and investments.

Sentry Acquisition

On November 17, 2025 (the “Sentry Closing Date”), the Company completed the acquisition of Sentry CS Ltd, a company organized under the laws of the State of Israel (“Sentry”), pursuant to the Share Purchase Agreement, dated as of November 3, 2025 (the “Sentry Agreement”), by and among the Company, Sentry, Sentry’s shareholders listed on Exhibit B thereto, and Sagitta Holdco SARL, a private limited liability company organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B268651, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Sentry Agreement).

In accordance with the terms of the Sentry Agreement, the Company acquired 100% of the issued and outstanding share capital of Sentry, for an aggregate purchase price of $225,000,000, including (i) $125,000,000 in cash, of which $117,500,000 was paid at closing, $2,500,000 was paid on January 8, 2026 and the remaining $5,000,000, shall be paid so that an amount of $2,500,000 shall be paid following the (a) expiration of a 60-day period commencing at the Sentry Closing Date (the “Third Payment Date”), and (b) expiration of a 120-day period commencing at the Sentry Closing Date (the “Fourth Payment Date”), and (ii) up to $100,000,000 of shares of Common Stock, of which shares of Common Stock valued at approximately $29,400,000 (4,096,700 shares) were issued at Sentry Closing Date, $22,500,000 (1,671,899 shares) were issued on January 8, 2026, and shares of Common Stock valued at up to $22,500,000 shall be issued on each of the Third Payment Date and the Fourth Payment Date. The Company may choose, in its sole discretion, to pay any portion of the Additional Stock Consideration in cash.

Sentry’s summary consolidated financial information for the year ended December 31, 2024 below are derived from Sentry’s unaudited consolidated financial statements. The summary consolidated financial information for the six months ended June 30, 2025 are derived from Sentry’s unaudited condensed consolidated financial statements. These amounts are unaudited and preliminary and are subject to completion of financial closing procedures, including the completion of Sentry’s management’s reviews. The preliminary financial data included in this prospectus supplement have been prepared by, and are the responsibility of, Sentry’s management team. Sentry’s independent has auditors have not yet audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial data. Accordingly, the independent auditors do not express an opinion or any other form of assurance with respect thereto. It is possible that Sentry may identify items that require us to make adjustments to the financial information set forth below. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods. Accordingly, you should not place undue reliance on these preliminary estimates. These preliminary estimates should be read together with the sections titled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements,” and under similar headings included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement and in the accompanying prospectus.

The statement of operations data and balance sheet data for Sentry presented in the summary consolidated financial data included herein may be different from those that would have resulted had Sentry been operated as part of our business as of the time periods referred to above and different from those that may result in the future from Sentry being operated as a part of our business.

We are also not providing unaudited pro forma financial information with respect to the combined entity following the closing of the acquisition of Sentry on November 17, 2025 in accordance with Regulation S-X published by the SEC because we are not yet required to do so under such regulations. We will file with the SEC historical financial statements with respect to Sentry as well as unaudited pro forma financial information presented in accordance with the requirements of Regulation S-X no later than 71 days after the date that the initial report on Form 8-K disclosing the completion of the acquisition of Sentry was required to be filed.

	Year Ended December 31, 2024	Six Months Ended June 30, 2025
($ in thousands)	(unaudited)	(unaudited)
Statement of operations data:
Sales	$11,348	$10,979
Gross profit	8,157	8,252
Net loss	13,514	4,543

	As of December 31, 2024	As of June 30, 2025
($ in thousands)	(unaudited)	(unaudited)
Balance sheet data:
Total assets	$9,350	$9,522
Total liabilities	14,556	9,615
Total shareholders’ deficiency	(5,206)	(93)

Corporate Information

Ondas’ corporate headquarters are located in West Palm Beach, Florida. Ondas Networks has offices and facilities in Sunnyvale, California, American Robotics’ offices and facilities are located in Sparks, Maryland, Airobotics’ offices and facilities are located in Petah Tikva, Israel, Apeiro’s offices and facilities are located in Kokhav Yaʼir, Israel, Roboteam’s offices facilities are located in Petah Tikva, Israel, and Sentry’s offices and facilities are located in Tel-Aviv, Israel and New York, NY. Our telephone number is (888) 350-9994 and our Internet website address is www.ondas.com. The information on our website is not a part of, or incorporated in, this prospectus supplement.

THE OFFERING

Common Stock offered by us	shares of our Common Stock.

Common Warrants offered by us

Common Warrants to purchase up to        shares of our Common Stock. Each Common Warrant to purchase two (2) shares of Common Stock will have an exercise price of $       per share of Common Stock and will be immediately exercisable from the date of issuance, until the date that is the seven-year anniversary of the date of issuance. See “Description of Securities We Are Offering - Common Warrants” on page S-10 of this prospectus supplement for additional information. The shares of Common Stock and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable and severally transferrable upon issuance.

This prospectus supplement also relates to the offering of shares of Common Stock issuable upon exercise of the Common Warrants issued in this offering.

Pre-Funded Warrants offered by us

Pre-Funded Warrants to purchase up to        shares of our Common Stock. Each Pre-Funded Warrant will have an exercise price of $       per share (with all but a nominal exercise price of $0.0001 per share prepaid as of the issuance date) and will be exercisable upon issuance until the date that is the seven-year anniversary of the date of issuance. See “Description of Securities We Are Offering - Pre-Funded Warrants” on page S-11 of this prospectus supplement for additional information. The Pre-Funded Warrants and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable and severally transferrable upon issuance.

This prospectus supplement also relates to the offering of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued in this offering

Common Stock Outstanding

Before this offering	shares of Common Stock.

After this offering	shares Common Stock, assuming no exercise of the Pre-Funded Warrants and Common Warrants included in this offering.

Use of Proceeds	We currently intend to use the net proceeds of this offering for corporate development and strategic growth, including acquisitions, joint ventures and investments. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included or incorporated into this prospectus supplement, as well as the risks and uncertainties described in the other documents we file with the SEC.

The NASDAQ Capital Market Symbol	“ONDS.” There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Common Warrants or Pre-Funded Warrants on The NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited. See “Description of Securities We Are Offering - Trading Market.”

Unless otherwise indicated, the number of our shares of Common Stock to be outstanding immediately after this offering as shown above is based on 385,766,027 shares of Common Stock outstanding as of January 8, 2026, but excluding the following as of such date:

●	9,123,276 shares of Common Stock issuable upon vesting of outstanding restricted stock units;

●	19,326,281 shares of Common Stock issuable upon the exercise of outstanding stock options;

●	75,254,414 shares of Common Stock issuable upon the exercise of outstanding warrants; and

●	27,132,205 shares of Common Stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

An investment in our securities offered hereby involves a high degree of risk. You should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of these risks, or such unknown risks, occur, our business, financial condition, results of operations, cash flows and future growth prospects could be materially and adversely affected. See “Where You Can Find More Information” below.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for corporate development and strategic growth, including acquisitions, joint ventures and investments. However, our management will have broad discretion in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase shares of our Common Stock in this offering, you will experience immediate dilution as a result of this offering.

The offering price per share of our Common Stock may be substantially higher than the net tangible book value per share of our Common Stock immediately prior to the offering. After giving effect to the October Offering and the sale of        shares of our Common Stock in this offering, at the offering price of $       per share, and after deducting the estimated placement agent’s fees and commissions and estimated offering expenses payable by us, purchasers of our Common Stock in this offering will incur immediate dilution of $            per share in the net tangible book value of the Common Stock they acquire, assuming no exercise of the Pre-Funded Warrants and the Common Warrants and excluding any resulting accounting associated with the Pre-Funded Warrants and the Common Warrants.

If we issue additional shares of Common Stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of Common Stock, our stockholders, including investors who purchase shares of Common Stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our Common Stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. See “Dilution” beginning on page S-9 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

Future issuances or sales, or the potential for future issuances or sales, of our Common Stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our Common Stock and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants could cause the market price of our Common Stock to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our Common Stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Common Stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Common Stock could decline due to sales, or the announcements of proposed sales, of a large number of Common Stock in the market, including sales of Common Stock by our large stockholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

There is no public market for the Common Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Common Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants or Pre-Funded Warrants on The NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

The Common Warrants are speculative in nature.

The holders of the Common Warrants may exercise their right to acquire the Common Stock and pay an exercise price per share equal to $          , subject to certain adjustments only after the six-month anniversary of the issuance date and prior to seven-year anniversary of the date of issuance, after which date any such unexercised Common Warrants will expire and have no further value. Moreover, following this offering, the market value of the Common Warrants, if any, is uncertain and there can be no assurance that the market value of such Common Warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, it may not ever be profitable for holders of such Warrant to exercise them.

We may not receive any additional funds upon the exercise of the Common Warrants or the Pre-Funded Warrants.

Each Warrant and Pre-Funded Warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares underlying the Common Warrants and Pre-Funded Warrants.

USE OF PROCEEDS

We estimate the net amount of proceeds to us from this offering after deducting the placement agent’s fees and offering expenses and excluding any proceeds that may be received from the exercise of the Pre-Funded Warrants and Common Warrants will be approximately $             million. The potential additional gross proceeds to us from the exercise of the Pre-Funded Warrants and Common Warrants, if fully exercised on a cash basis, will be approximately $       .

We currently intend to use the net proceeds from this offering for corporate development and strategic growth, including acquisitions, joint ventures and investments. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, page 14 of our Annual Report on Form 10-K for the year ended December 31, 2024, page 50 of or Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as the other documents we file with the SEC that are incorporated by reference in this prospectus supplement. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025:

●	on an actual basis;

●	on an as-adjusted basis to give effect to the October Offering; and

●	on an as-adjusted basis to give effect to this offering of (i) shares of Common Stock and accompanying Common Warrants to purchase up to an aggregate of shares of Common Stock at a combined offering price of $ and (ii) Pre-Funded Warrants to purchase up to shares of Common Stock and accompanying Common Warrants to purchase up to an aggregate of shares of Common Stock at a combined offering price of $ (with all but a nominal exercise price of $0.0001 per share prepaid as of the issuance date), and after deducting the placement agent’s fees and estimated offering expenses payable by us, assuming no exercise of the Pre-Funded Warrants and the Common Warrants and excluding any resulting accounting associated with the Pre-Funded Warrants and the Common Warrants.

You should read this table in conjunction with “Use of Proceeds” as well as our consolidated financial statements and the related notes thereto included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2025 (Unaudited)
	Actual	As Adjusted	As Further Adjusted

Cash	$432,816,982	$839,935,772	$
Other assets	117,333,587	117,333,587
Total Assets	$550,150,569	$957,269,359	$
Current Liabilities	31,307,873	31,307,873
Long Term Liabilities	8,467,970	8,467,970
Total Liabilities	39,775,843	39,775,843

Redeemable noncontrolling interest	23,151,014	23,151,014

Stockholders’ Equity	$487,223,712	$894,342,502	$

Total liabilities and stockholders’ equity	$550,150,569	$957,269,359	$
Total capitalization	$495,691,682	$902,810,472	$

Unless otherwise indicated, the number of our shares of Common Stock to be outstanding immediately after this offering as shown above is based on 329,515,817 shares of Common Stock outstanding as of September 30, 2025, but excluding the following as of such date:

●	4,998,530 shares of Common Stock issuable upon vesting of outstanding restricted stock units;

●	17,360,603 shares of Common Stock issuable upon the exercise of outstanding stock options;

●	2,603,120 shares of Common Stock issuable upon the exercise of outstanding warrants; and

●	1,985,681 shares of Common Stock reserved for future issuance under our equity incentive plans.

DILUTION

Our historical net tangible book value as of September 30, 2025 was approximately $447,480,511, or $1.36 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Common Stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of Common Stock in this offering and the as adjusted net tangible book value per share of Common Stock immediately after giving effect to this offering.

After giving effect to the October Offering and the sale by us of            shares of our Common Stock and accompanying Common Warrants to purchase up to an aggregate of                shares of Common Stock at the offering price of $          per share and accompanying Common Warrants, and Pre-Funded Warrants to purchase up to                  shares of Common Stock and accompanying Common Warrants to purchase up to an aggregate of              shares of Common Stock at the offering price of $         per Pre-Funded Warrant and accompanying Common Warrants (with all but a nominal exercise price of $0.0001 per share prepaid as of the issuance date), less commissions and estimated offering expenses payable by us and excluding any proceeds that may be received from the exercise of the Common Warrants, our as-adjusted net tangible book value at September 30, 2025 would have been $               or $        per share of Common Stock. This represents an immediate increase in net tangible book value of $        per share to our existing stockholders and an immediate dilution of $        per share to new investors in this offering.

The following table illustrates this per share dilution to the new investor purchasing the securities in this offering, assuming the holders of the Pre-Funded Warrants and accompanying Common Warrants offered hereby do not exercise the Pre-Funded Warrants or Common Warrants:

Offering price per share			$
Historical net tangible book value per share as of September 30, 2025		$1.36
Increase in pro forma as adjusted net tangible book value per share attributable to the investors purchasing shares in the October Offering	$
As adjusted net tangible book value per share as of September 30, 2025, after giving effect to the October Offering	$
Increase in pro forma as adjusted net tangible book value per share attributable to the investors purchasing shares in this offering	$
As further adjusted net tangible book value per share as of September 30, 2025, after giving effect to the October Offering and this offering			$
Dilution per share to the investors in this offering			$

The foregoing table is based on 329,515,817 shares of Common Stock outstanding as of September 30, 2025, but excluding the following as of such date:

●	4,998,530 shares of Common Stock issuable upon vesting of outstanding restricted stock units;

●	17,360,603 shares of Common Stock issuable upon the exercise of outstanding stock options;

●	2,603,120 shares of Common Stock issuable upon the exercise of outstanding warrants; and

●	1,985,681 shares of Common Stock reserved for future issuance under our equity incentive plans.

To the extent that equity awards outstanding as of September 30, 2025, have been or are exercised or settled, or other shares of Common Stock are issued, investors purchasing shares of Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the Common Stock, the Pre-Funded Warrants and the accompanying Common Warrants being offered in this offering. The shares of Common Stock, Pre-Funded Warrants and the accompanying Common Warrants will be issued separately. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

The material terms and provisions of our Common Stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Common Warrants

The following is a summary of the material terms and provisions of the Common Warrants to purchase shares of Common Stock that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Common Stock warrant, which has been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Stock warrant for a complete description of the terms and conditions of the Common Warrants.

Term

The Common Warrants will be immediately exercisable from the date of issuance and will expire on the date that is the seven-year anniversary of the date of issuance.

Exercise Price

The Common Warrants offered hereby will have an exercise price of $           per share. The exercise prices and numbers of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Further, such Common Warrants may not be exercised to the extent that such exercise would result in a holder and its affiliates beneficially owning more than 9.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon exercise of the Common Warrants held by them).

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Common Stock for which the warrant is exercisable immediately prior to such event. Alternatively, in connection with any Change of Control, as described in the Common Warrants, if requested by the holder of the warrant, the successor entity shall purchase the warrant from such holder by paying the holder cash in an amount to be calculated using the Black-Scholes Option Pricing Model, as described in the Common Warrants. Notwithstanding the foregoing, our company shall not be party to a fundamental transaction unless (i) the successor entity assumes the obligations under the warrant and transaction documents or (ii) the successor entity is a publicly traded company, which the holder of the warrant may waive.

Authorized Share Failure

If at any time, the Company does not have reserved shares of Common Stock underlying the Common Warrants, the Company shall not expect to effect any exercise of the Common Warrants unless and until the Company’s receipt of stockholder approval to increase its authorized shares of Common Stock. The Common Warrants may be cash settled, as described in the Common Warrant, if Common Stock is not then available to satisfy exercises.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for any of the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such warrant holders exercise their Common Warrants.

Waivers and Amendments

No term of the Common Warrants may be amended or waived without the written consent of the company on one hand, and the holder of such warrant, on the other.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants to purchase shares of Common Stock that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which has been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Term

The Pre-Funded Warrants will be immediately exercisable from the date of issuance and will expire on the date that is the seven-year anniversary of the date of issuance.

Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $            per share (with all but a nominal exercise price of $0.0001 per share prepaid as of the issuance date).

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers in this offering may also elect prior to the issuance of Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock. Further, such Pre-Funded Warrants may not be exercised to the extent that such exercise would result in a holder and its affiliates beneficially owning more than 9.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by them).

Cashless Exercise

If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of our Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Common Stock for which the Pre-Funded Warrants is exercisable immediately prior to such event. Notwithstanding the foregoing, our company shall not be party to a fundamental transaction unless (i) the successor entity assumes the obligations under the warrant and transaction documents or (ii) the successor entity is a publicly traded company, which the holder of the warrant may waive.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Waivers and Amendments

No term of the Pre-Funded Warrants may be amended or waived without the written consent of the company on one hand, and the holder of such Pre-Funded Warrant, on the other.

PLAN OF DISTRIBUTION

Securities Purchase Agreement

We have entered into a securities purchase agreement directly with the investor in this offering (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we will offer and the investors will purchase             shares of our common stock and, in lieu of common stock, pre-funded warrants to purchase up to           shares of its common stock. Each Common Stock Equivalent is being sold with a Common Warrant to purchase two (2) shares of common stock. The Securities Purchase Agreement provides that the obligations of the investor is subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. We expect that the sale of the Securities will be completed on or around January 12, 2026.

The foregoing does not purport to be a complete statement of the terms and conditions of the Securities Purchase Agreement, a copy of which is included as an exhibit to the Current Report on Form 8-K filed on January , 2026, in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Placement Agent Agreement

We have entered into a placement agent agreement, dated as of January 9, 2026 (the “Placement Agent Agreement”), with Oppenheimer & Co. Inc. to act as representative (the “Representative”) of the placement agents named in Schedule I thereto (the “Placement Agents”) in connection with this offering. Subject to the terms and conditions contained in the Placement Agent Agreement, the Placement Agents agreed to act as placement agent in connection with the sale of the Securities offered pursuant to this prospectus supplement and the accompanying prospectus. The Placement Agents are not purchasing or selling any of the Securities we are offering by this prospectus supplement, and are not required to arrange the purchase or sale of any specific dollar amount, but the Placement Agents have agreed to use “reasonable efforts” to arrange for the sale of the Securities offered hereby.

The Placement Agent Agreement provides that the obligations of the Placement Agents and the investor are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates addressed to the Placement Agent.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash placement agent fee equal to 4.0% of the gross proceeds of this offering. The following table shows the placement agent fees we will pay to the Placement Agents in connection with the sale of the Securities offered hereby, assuming the purchase of all of the Securities we are offering:

	Per Share of Common Stock and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Offering price	$	$	$
Placement Agent Fees	$	$	$
Proceeds, before payment of other expenses, to us	$	$	$

We estimate that the total expenses of this offering, excluding the placement agent fees, will be approximately $          .

We have agreed to indemnify the Placement Agents against liabilities arising out of its activities pursuant to the Placement Agent Agreement. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agent Agreement, a copy of which is included as an exhibit to the Current Report on Form 8-K filed on January     , 2026, in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Warrant Solicitation Fee

Upon any exercise of the Common Warrants issued in this offering, we have agreed to pay the Representative of the Placement Agents a cash fee equal to 3.0% of the aggregate gross proceeds received upon the exercise or conversions of the Common Warrants in accordance with the FINRA Rule 5110(g)(10).

Price Stabilization, Short Positions and Penalty Bids

The Placement Agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Electronic Distribution

A prospectus supplement in electronic format may be delivered to potential investors by the Placement Agents. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on the placement agent’s web site and any information contained in any other web site maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus supplement forms a part.

Lock-up Agreement

Lock-up Provisions in Placement Agent Agreement

We have agreed to a 60 day “lock-up” period commencing on the date of this prospectus supplement, during which, without the prior written consent of Oppenheimer & Co. Inc., we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form) with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the issuance of the Shares offered pursuant to this prospectus supplement; (ii) the exercise of the Company’s outstanding warrants into shares of Common Stock; (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (A) such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60-days after the date of this prospectus supplement, (B) any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (C) the aggregate number of shares of Common Stock issued pursuant to this clause (iii) shall not exceed 2.5% of the total number of outstanding shares of Common Stock immediately prior to the issuance and sale of the Shares pursuant hereto; and (v) the issuance of shares pursuant to the Company’s existing stock incentive plan as described in the registration statement of which this prospectus supplement forms a part.

Our executive officers and directors have agreed to a 60-day “lock-up” period commencing on the date of this prospectus supplement, during which, without the prior written consent of Oppenheimer & Co. Inc., they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, owned either of record or beneficially (as defined in the Exchange Act) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (i) Common Stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Oppenheimer & Co. Inc., not later than one business day prior to such transfer, a lock-up agreement to Oppenheimer& Co. Inc. and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for Common Stock or beneficially owned shares during the 60-day “lock-up,” as applicable, the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift) and (ii) (a) the exercise or vesting of equity awards granted pursuant to any equity compensation plan of the Company, each such security as described in the registration statement of which this prospectus supplement forms a part and outstanding as of the date of this prospectus supplement, and (b) the sale of Common Stock to cover the payment of the exercise prices or the payment of taxes associated with the exercise, vesting, or conversion of such securities described in clause (ii)(a) (provided, that for clauses (ii)(a) and (b), (A) except as provided for in clause (ii)(b), any securities received upon such exercise or vesting shall be subject to the terms of the lock-up agreement and (B) no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such distribution shall be legally required during the 60-day “lock-up,” as applicable, such filing, report or announcement shall clearly indicate in the footnotes thereto that such sale of Common Stock is to cover the payment of exercise prices or the payment of taxes).

NASDAQ Listing

Our shares of common stock are listed on the Nasdaq Stock Market under the symbol “ONDS.” The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, 51 Mercedes Way, Edgewood, NY 11717. Its telephone number is 800-586-1548.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK, COMMON WARRANTS, OR PRE-FUNDED WARRANTS

The following is a discussion of the material U.S. federal income and certain estate tax considerations relating to ownership and disposition of shares of our Common Stock, Common Warrants, or Pre-Funded Warrants acquired in this offering. This discussion is for informational purposes only and is not tax advice. Accordingly, all prospective holders of our Common Stock, Common Warrants, or Pre-Funded Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock, Common Warrants, or Pre-Funded Warrants. For purposes of this discussion, a “U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our Common Stock, Common Warrants, or Pre-Funded Warrants who is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons has the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our Common Stock, or Common Warrants, or Pre-Funded Warrants who is not a U.S. holder or a partnership or other pass-through entity for U.S. federal income tax purposes.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein or that any such challenge would not be sustained by a court. We assume in this discussion that each holder holds shares of our Common Stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxation, the alternative minimum tax provisions of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations;

●	banks or other financial institutions;

●	brokers or dealers in securities;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	regulated investment companies;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	owners that hold our Common Stock, Common Warrants or Pre-Funded Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	U.S. holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	qualified foreign pension funds or entities wholly owned by a qualified foreign pension fund;

●	owners required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;

●	real estate investment trusts;

●	persons that purchase our Common Stock, Common Warrants or Pre-Funded Warrants as part of a wash sale for tax purposes; and

●	certain U.S. expatriates and former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our Common Stock, Common Warrants, or Pre-Funded Warrants through partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock, Common Warrants, or Pre-Funded Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock, Common Warrants, or Pre-Funded Warrants through a partnership or other pass-through entity, as applicable.

Allocation of Purchase Price to Common Stock, Pre-Funded Warrants and Accompanying Common Warrants

For U.S. federal income tax purposes, the acquisition of each share of Common Stock or Pre-Funded Warrant, as applicable, and accompanying Common Warrant, should be treated as the acquisition of an “investment unit” consisting of one share of Common Stock or Pre-Funded Warrant, as applicable, and accompanying Common Warrants to acquire shares of our Common Stock, subject to adjustment. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock and the Common Warrant included in each unit. The separation of the share of Common Stock and the Common Warrants included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.0001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of the Common Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Common Warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a Common Warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the Common Warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our Common Stock acquired on exercise of the Common Warrant will begin on the date of exercise of the Common Warrant (or possibly, the day after), and will not include any period for which the U.S. holder held the Common Warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of the Common Warrants into our Common Stock. The U.S. federal income tax treatment of a cashless exercise of the Common Warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of the Common Warrants, including with respect to their holding period and tax basis in the shares of Common Stock acquired on the exercise of the Common Warrants.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a loss in an amount equal to the U.S. holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Common Warrants or Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of Common Stock issued on the exercise of the Common Warrants or Pre-Funded Warrants, or an adjustment to (or failure to adjust) the exercise price of the Common Warrants or Pre-Funded Warrants, may be treated as a constructive distribution to a U.S. holder of the Common Warrants or Pre-Funded Warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of Common Warrants or Pre-Funded Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Common Stock after the issuance of the Common Warrants or Pre-Funded Warrants, then we may make a corresponding distribution to a Common Warrant holder (or holder of Pre-Funded Warrants, as applicable). The taxation of a distribution received with respect to a Common Warrant is unclear. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Common Warrants or Pre-Funded Warrants.

Distributions on Our Common Stock

As discussed under “Dividend Policy” above, we do not expect to make cash dividends to holders of our Common Stock in the foreseeable future. Distributions, if any, made on our Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in the Common Stock which will reduce a holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” If certain holding period and other applicable requirements are met, dividends received by a corporation will be eligible for a dividends received deduction, and dividends received by a non-corporate U.S. holder will qualify for taxation at reduced rates.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Common Warrants

Upon a sale, exchange or other taxable disposition of our Common Stock or Common Warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock or Common Warrants, as applicable. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Common Warrants, as applicable, exceeds one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our Common Stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on the Common Stock or warrants and to the proceeds of a sale or other disposition of the Common Stock, Common Warrants or Pre-Funded Warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient from backup withholding, such as C corporations and certain tax-exempt organizations. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable To Non-U.S. Holders

Exercise and Expiration of the Common Warrants

In general, a Non-U.S. holder will not be subject to U.S. federal income tax on the exercise of the Common Warrants into shares of Common Stock. The U.S. federal income tax treatment of a cashless exercise of the Common Warrants into our Common Stock is unclear. A Non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of the Common Warrants.

The expiration or lapse of a warrant will be treated as if the Non-U.S. holder sold or exchanged the Common Warrant and recognized a capital loss equal to the Non-U.S. holder’s tax basis in the Common Warrant. However, a Non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of a Common Warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Common Warrants and Pre-Funded Warrants

As described above under “- Tax Considerations Applicable to U.S. Holders - Certain Adjustments to and Distributions on the Warrants”, an adjustment to the Common Warrants or Pre-Funded Warrants could result in a constructive distribution to a Non-U.S. holder, which would be treated as described under “Distributions on our Common Stock” below, and the tax treatment of a distribution on a Common Warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions on Our Common Stock

As discussed under “Dividend Policy” above, we do not expect to make cash dividends to holders of our Common Stock in the foreseeable future. Distributions, if any, made on our Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Common Stock which will reduce a holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Any such distributions will also be subject to the discussion below under the section titled “FATCA.”

Dividends paid to a Non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A Non-U.S. holder of our Common Stock or Pre-Funded Warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. A Non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale or Other Taxable Disposition of Our Common Stock or Common Warrants

In general, a Non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock or Common Warrants unless:

●	the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non-U.S. holder in the United States, in which case the Non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the Non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

●	the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. holder provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, if any; or

●	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the Non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the taxable disposition or the period that the Non-U.S. holder held our Common Stock. Special rules may apply to a holder of warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then, 15% of the proceeds payable to a Non-U.S. holder from a sale or other taxable disposition of our Common Stock, or possibly warrants, may be required to be withheld and the Non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our Common Stock, Common Warrants or Pre-Funded Warrants and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Common Stock. Generally, a Non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets the documentary evidence requirements for establishing that it is a not a United States person or otherwise establishes an exemption. Dividends paid to Non-U.S. holders subject to U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Common Stock, Common Warrants or Pre-Funded Warrants by a Non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder can be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding and Information Reporting Requirements - FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30%, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock, Common Warrants or Pre-Funded Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, Common Warrants or Pre-Funded Warrants, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Common Stock or warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock, Common Warrants or Pre-Funded Warrants and the entities through which they hold our Common Stock, Common Warrants or Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations and certain estate tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Akerman LLP, Miami, Florida and Snell & Wilmer L.L.P., Las Vegas, Nevada. Certain legal matters in connection with the offering will be passed upon for the placement agent by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of Ondas Holdings Inc. as of December 31, 2024 and December 31, 2023 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Ondas, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.ondas.com.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●	The Annual Report on Form 10–K for the fiscal year ended December 31, 2024, filed on March 12, 2025;

●	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025;

●	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 12, 2025;

●	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 13, 2025;

●	The Current Reports on Form 8–K filed with the SEC on January 13, 2025, January 16, 2025, January 23, 2025, February 25, 2025, February 28, 2025, March 4, 2025, March 11, 2025, March 28, 2025, April 14, 2025, April 28, 2025, May 12, 2025, May 16, 2025, June 3, 2025, June 9, 2025, June 9, 2025, June 11, 2025, June 11, 2025, June 20, 2025, June 24, 2025, June 25, 2025, June 25, 2025, June 26, 2025, July 3, 2025, July 7, 2025, July 21, 2025, August 1, 2025, August 8, 2025, August 12, 2025; August 14, 2025, August 15, 2025, August 15, 2025, August 18, 2025, August 22, 2025, August 22, 2025, August 26, 2025, August 27, 2025, September 2, 2025, September 5, 2025, September 10, 2025, September 23, 2025, October 3, 2025, October 7, 2025, October 27, 2025, October 29, 2025, October 29, 2025, November 4, 2025, November 10, 2025, November 17, 2025, November 17, 2025, November 18, 2025, November 20, 2025, November 20, 2025, November 25, 2025, December 12, 2025, December 17, 2025, December 17, 2025, December 18, 2025, January 2, 2026, January 2, 2026, January 5, 2026 and January 8, 2026; and

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2020, as updated by the description of capital stock contained in Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Ondas Holdings Inc.
222 Lakeview Avenue, Suite 800,

West Palm Beach, FL 33401

Attention: Eric Brock

Telephone: (888) 350-9994

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to the sale from time to time in one or more offerings of shares of our common stock, par value $0.0001 (“Common Stock”); shares of our preferred stock, par value $0.0001 (“Preferred Stock”), which we may issue in one or more series or classes; debt securities, which we may issue in one or more series; warrants to purchase our Common Stock, Preferred Stock or debt securities; and units (collectively referred to as the “securities”).

We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Common Stock is traded on The NASDAQ Capital Market under the symbol “ONDS.” On September 8, 2025, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $6.06.

Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2025.

TABLE OF CONTENTS

PROSPECTUS

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended., or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to offer or consummate a sale of securities unless it is accompanied by a prospectus supplement.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements filed with the SEC. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “Ondas” “Ondas Holdings” the “Company,” “we,” “us,” and “our” refer to Ondas Holdings Inc. and our consolidated subsidiaries, Ondas Networks Inc., Ondas Autonomous Systems Inc., Airobotics Ltd. and American Robotics, Inc.; unless otherwise specified, references to “Ondas Networks” refers to Ondas Networks Inc., references to “OAS” refers to Ondas Autonomous Systems Inc., references to “Airobotics” refers to Airobotics Ltd., and references to “American Robotics” refers to American Robotics, Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements, which in some cases, you can identify by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, competition and the effect of economic conditions. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Although we believe that these statements are based upon reasonable assumptions, these statements expressing opinions about future outcomes and non-historical information are subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward-looking statements contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under “Risk Factors” in this prospectus, “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

Overview

Ondas Holdings Inc. (the “Company”) is a leading provider of private wireless, drone, and automated data solutions through its subsidiaries Ondas Networks Inc., a Texas corporation (“Ondas Networks”), Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”), which wholly-owns Airobotics, Ltd., an Israeli company (“Airobotics”), and American Robotics, Inc., a Delaware corporation (“American Robotics”).

Ondas Networks provides wireless connectivity solutions. OAS provides drone and automated data solutions through its subsidiaries Airobotics and American Robotics. Ondas Networks and OAS together provide users in defense, homeland security, and critical infrastructure markets with improved connectivity, data collection capabilities, and data collection and information processing capabilities. We operate Ondas Networks and OAS as separate business segments, and the following is a discussion of each segment.

Ondas Networks Segment

Ondas Networks provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (“MC-IoT”). Our wireless networking products are applicable to a wide range of MC-IoT applications, which are most often located at the very edge of large industrial networks. These applications require secure, real-time connectivity with the ability to process large amounts of data at the edge of large industrial networks. Such applications are required in all of the major critical infrastructure markets, including rail, electric grids, drone operations, oil and gas, and public safety, homeland security and government, where secure, reliable and fast operational decisions are required in order to improve efficiency and ensure a high degree of safety and security. Our MC-IoT intellectual property has been adopted by the Institute of Electrical and Electronics Engineers (“IEEE”), the leading worldwide standards body in data networking protocols, and forms the core of the IEEE 802.16 standard. Because standards-based communications solutions are preferred by our mission-critical customers and ecosystem partners, we continue to take a leadership position in IEEE as it relates to wireless networking for industrial markets.

We design, develop, manufacture, sell and support FullMAX, our patented, Software Defined Radio platform for secure, private, wide-area broadband networks. Our customers install FullMAX systems in order to upgrade and expand their legacy wide-area network infrastructure. By upgrading their legacy systems, customers benefit from significant increases in data throughput which enables new applications. We have targeted the North American freight rail operators for the initial adoption of our FullMAX platform. These rail operators currently operate legacy communications systems utilizing dated narrowband wireless technologies for voice and data communications. These legacy wireless networks have limited data capacity and are unable to support the adoption of new, intelligent train control and management systems. The freight rail operators through the Association of American Railroads (“AAR”), its advisory subsidiary MxV Rail, as well as the American Railway Engineering and Maintenance Association, have adopted the IEEE 802.16 standard for future private wireless networks. The IEEE 802.16t Direct Peer-to-Peer protocol has been selected by the AAR as the new standard for Next Generation head-of-train / end-of-train (“HOT-EOT”) communications or “NGHE Gen4.” This new protocol for train telemetry operations enables new safety and operational improvements to existing HOT-EOT applications.

Our software-based FullMAX platform is an important and timely upgrade solution for privately-owned and operated wireless wide-area networks, leveraging Internet Protocol-based communications to provide security, more reliability and significant data throughput for our mission-critical infrastructure customers. We believe industrial and critical infrastructure markets throughout the globe have reached an inflection point where legacy serial and analog based protocols no longer meet industry needs. In addition to offering enhanced data throughput, FullMAX is an intelligent networking platform enabling the adoption of sophisticated operating systems and equipment supporting next-generation MC-IoT applications over wide field areas. These new MC-IoT applications and related equipment require more processing power at the edge of large industrial networks and the efficient utilization of network capacity and scarce bandwidth.

Ondas Autonomous Systems Segment

Our OAS business unit develops and integrates drone-based solutions focusing on high-performance critical applications for government and Tier-1 commercial enterprises. Ondas is marketing comprehensive drone-based solutions to address the needs of governmental and commercial customers based on its commercially available platforms: the Optimus System™, a fully autonomous drone platform capable of continuous and multipurpose aerial data capturing and analytics, and the Iron Drone Raider™ , a fully autonomous interceptor drone designed to neutralize small hostile drones.

Our unique, fully autonomous platforms enable cutting-edge aerial capabilities and are designed to serve and protect critical infrastructure and operations. Our business focuses on end-user entities in defense, homeland security, public safety, smart city, airport authorities, and other governmental entities together with commercial operators of critical industrial and technology facilities such as oil & gas, seaports, mining, and heavy construction as well as for data centers and semiconductor fabs. For these industries, OAS provides specialized real-time aerial data capturing and aerial protection solutions in the most complex environments such as urban areas, sensitive and critical facilities and field area operations, and high-priority projects. In addition, we offer a wide suite of supplementary, enabling services for successful implementation such as AI data analytics, data automation, IT implementation, safety planning, certification, training, and maintenance, handling all the complex aspects of such high-performance drone operations.

Our portfolio companies, American Robotics and Airobotics, form a unique, powerful, and synergistic combination covering all the aspects required for successful Aerospace business together with data technologies and services for digital transformation industries. Our companies are specialized in addressing all the challenges arising along these types of product lifecycles including research and development, manufacturing, certification, and ongoing support.

OAS and its portfolio companies have already gained a track record of industry-leading regulatory successes including the securing of the first-of-its-kind Type Certification (TC) from the Federal Aviation Administration (“FAA”) for the Optimus 1-EX UAV on September 25, 2023, becoming the first autonomous security data capture UAV to achieve this distinction. TC, recognized as the highest echelon of Airworthiness Certification, streamline operational approvals for broad flight operations over people and infrastructure. The certification verifies the compliance of the system’s design with the required FAA airworthiness and noise standards, ensuring safe operation within the US National Airspace System thereby significantly broadening the range of operational scenarios and scaling up of operations for automated UAS. Achieving FAA TC will enable drone operations beyond-visual-line-of-sight without a human operator on-site. With a strong footprint in the US market and worldwide, we believe that OAS is well-positioned with proven technology, a unique offering, and strong capabilities to strategically transform critical operations with our cutting-edge drone tech and capabilities.

Corporate Information

Ondas’ corporate headquarters are located in Boston, Massachusetts. Ondas Networks has offices and facilities in Sunnyvale, California, American Robotics’ offices and facilities are located in Sparks, Maryland, and Airobotics’ offices and facilities are located in Petah Tikva, Israel. Our telephone number is (888) 350-9994 and our Internet website address is www.ondas.com. The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described below and discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

●	funding capital expenditures;

●	repaying debt;

●	paying for possible acquisitions or the expansion of our business; and

●	providing working capital.

When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK

Overview

Our authorized capital stock consists of (i) 400,000,000 shares of common stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,000,000 shares are designated as Series A Preferred and 5,000,000 shares are non-designated (“blank check”) shares. As of September 5, 2025, we had 280,019,764 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the Nevada Revised Statutes (the “NRS”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated articles of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the NRS.

Common Stock

The holders of the Company’s Common Stock:

1.	Have ratable rights to dividends from funds legally available if and when declared by the Company’s Board of Directors (the “Board”).

2.	Are entitled to share ratably in all of the Company’s assets available for distribution to holders of Common Stock upon liquidation.

3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

4.	Are entitled to cast one non-cumulative vote for each share held on all matters on which holders of Common Stock may vote and, with respect to the election of directors, one non-cumulative vote for each share held for each of the duly nominated directors.

The rights, preferences, and privileges of the holders of Common Stock may be adversely affected by, the rights of the holders of any series of Preferred Stock that may be issued by Ondas.

Preferred Stock

The Board may, without further action of the Company’s stockholders, issue shares of Preferred Stock in one or more series, fix the number of shares, determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted under Chapter 78 of the NRS.

The Board may also increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series of Preferred Stock, but not below the number of shares of such series of Preferred Stock then outstanding. In case the number of shares of any series of Preferred Stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of Ondas entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

On August 14, 2020, the Company filed a Certificate of Designation with the State of Nevada to designate 5,000,000 shares of the Company’s Preferred Stock as Series A Convertible Preferred Stock (“Series A Preferred”). Shares of Series A Preferred rank pari passu with the Company’s Common Stock, except that holders of Series A Preferred shall have certain liquidation preferences as set forth in the Certificate of Designation and the holders of the Series A Preferred are not entitled to vote on any matters presented to the stockholders of the Company. The Certificate of Designation became effective on the August 14, 2020.

In connection with the Company’s underwritten public offering of Common Stock consummated on December 8, 2020, the Company’s outstanding 2,350,390 shares of Series A Convertible Preferred Stock mandatorily converted into an aggregate of 979,361 shares of Common Stock.

Nevada Laws

Chapter 78 of the NRS contains a provision governing “Acquisition of Controlling Interest.” This “control share act” (NRS 78.378 through 78.3793, inclusive) provides generally that any person, individually or in association with others, that acquires 20% or more of the outstanding voting shares of certain Nevada corporations may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share act will apply to the Company if the Company were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the Company’s stock ledger) and if the Company does business in the State of Nevada directly or through an affiliated corporation, unless the Company’s Articles of Incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. The control share act provides that a person, individually or in association with others, acquires a “controlling interest” when it acquires ownership of outstanding voting shares that, but for the operation of the control share act, would bring its voting power of the Company in the election of directors within any of the following three ranges:

●	20% to 33%;

●	33% to 50%; and

●	more than 50%.

Once an acquirer crosses one of the above thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. A corporation may elect to opt-out from the provisions of the control share act by providing in the articles of incorporation or bylaws that such provisions do not apply to the corporation. The Company’s Articles of Incorporation and bylaws do not exempt the Company’s Common Stock from the control share act. As of the date of this filing, the Company does not have 200 or more stockholders of record and, as a result, the control share act does not currently apply to the Company.

Exclusive Jurisdiction of Certain Actions

Unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada (the “Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, any director or the Company’s officers or employees arising pursuant to any provision of the NRS, Chapters 78 or 92A of the NRS or our Amended and Restated Articles of Incorporation or our Bylaws, or (iv) any action asserting a claim against the Company, any director or the Company’s officers or employees governed by the internal affairs doctrine. However, each of these clauses (i) through (iv) will not apply to any claim (x) as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten (10) days following such determination), (y) for which the Court does not have subject matter jurisdiction, or (z) which is vested in the exclusive jurisdiction of a court or forum other than the Court, including pursuant to Section 27 of the Exchange Act, which provides for exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such the exclusive jurisdiction clauses set forth above would not apply to such suits.

Although we believe these provisions benefit us by providing increased consistency in the application of Nevada law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

Our transfer agent and registrar is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida. Its telephone number is (813) 344-4490.

Stock Exchange Listing

Our Common Stock is listed on The Nasdaq Stock Market (the “Nasdaq”) under the symbol “ONDS.”

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities unless we are not required under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, to issue the debt securities pursuant to an indenture. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture and supplemental indenture (to the extent we are required to issue the debt securities pursuant to an indenture) and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of Ondas. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we are required pursuant to the provisions of the Trust Indenture Act, the debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer, including debt securities that are issued under an indenture, in more detail in a prospectus supplement.

If required, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. If required, we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures (to the extent applicable to a particular issuance of our debt securities) are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered and, to the extent applicable, the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered under indentures as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

●	the title of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must pay the principal;

●	whether the debt securities will be issued with any original issue discount;

●	whether the debt securities are convertible into common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

●	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem or retire any debt security, if at all;

●	any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;

●	the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities are defeasible;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	whether we will issue the debt securities under indentures;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures, if any, including whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

o	redeem capital shares;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell shares of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture, if any, will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for Common Stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of Common Stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

If issued, the debt securities will be issued only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:

●	either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than Ondas) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;

●	immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

●	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

●	failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

●	failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

●	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

●	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

●	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and

●	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.

If an event of default (other than an event of default with respect to Ondas described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to Ondas described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, or any premium or the rate of interest on, any debt security;

●	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

●	change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;

●	impair the right to institute suit for the enforcement of any payment due on any debt security;

●	modify the subordination provisions in the case of subordinated debt securities;

●	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

●	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

●	modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

●	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

●	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and

●	certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.

Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

●	either:

o	all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

o	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;

and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

●	we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

●	we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

●	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;

●	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

●	we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

●	we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;

●	in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

●	we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in the first, third or fourth item above have been complied with.

Covenant Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase Common Stock, Preferred Stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

General

We may issue warrants for the purchase of Common Stock, Preferred Stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

●	title of the warrants;

●	aggregate number of warrants;

●	price or prices at which the warrants will be issued;

●	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

●	purchase price for each security purchasable on exercise of the warrants;

●	the terms for changes to or adjustments in the exercise price, if any;

●	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

●	anti-dilution provisions or other adjustments to the exercise price of the warrants;

●	terms of any right that we may have to redeem the warrants;

●	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	name and address of the warrant agent, if any;

●	information with respect to book-entry procedures;

●	any material United States federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

●	title of the units;

●	aggregate number of units;

●	price or prices at which the units will be issued;

●	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

●	name and address of the unit agent;

●	information with respect to book-entry procedures;

●	any material United States federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any Common Stock, Preferred Stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than Common Stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. We expect that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Articles of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We expect DTC to advise us that DTC will take any action permitted to be taken by a registered holder of any securities under our Articles of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

●	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

●	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

●	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently listed on Nasdaq. We currently intend to list any shares of Common Stock sold pursuant to this prospectus on Nasdaq. We may elect to list any series of Preferred Stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Akerman, LLP, Miami, Florida, and Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Ondas Holdings Inc. as of December 31, 2024 and December 31, 2023 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Ondas, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.ondas.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●	The Annual Report on Form 10–K for the fiscal year ended December 31, 2024, filed on March 12, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

●	The Current Reports on Form 8–K filed with the SEC on January 13, 2025, January 16, 2025, January 23, 2025, February 25, 2025, February 28, 2025, March 4, 2025, March 11, 2025, March 28, 2025, April 14, 2025, April 28, 2025, May 12, 2025, May 16, 2025, June 3, 2025, June 9, 2025, June 9, 2025, June 11, 2025, June 11, 2025, June 20, 2025, June 24, 2025, June 25, 2025, June 25, 2025, June 26, 2025, July 3, 2025, July 7, 2025, July 21, 2025, August 1, 2025, August 8, 2025, August 12, 2025, August 14, 2025, August 15, 2025, August 15, 2025, August 18, 2025, August 22, 2025, August 22, 2025, August 26, 2025, August 27, 2025, September 2, 2025, and September 5, 2025; and

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2020, as updated by the description of capital stock contained in Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Ondas Holdings Inc.
One Marina Park Drive, Suite 1410,

Boston, MA 02210

Attention: Eric Brock

Telephone: (888) 350-9994

       Shares of Common Stock

Pre-Funded Warrants to Purchase up to        Shares of Common Stock

Common Warrants to Purchase up to        Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Lead Placement Agent

Oppenheimer & Co.

Co-Placement Agents

Stifel    Needham & Company    Lake Street Northland Capital Markets     Ladenburg Thalmann

    H.C. Wainwright & Co.    Maxim Group LLC

January      , 2026